Exhibit (a) to Current Report
on Form 8-K dated March 10, 1997


                           HANOVER GOLD COMPANY
                    1000 Northwest Boulevard, Suite 100
                        Coeur d'Alene, Idaho 83814


March 7, 1997

Board of Directors
Easton-Pacific and Riverside Mining Company
21 Courthouse Square
P.O. Box 1011
St. Cloud Minnesota 56302

Gentlemen:

The board of directors of Hanover Gold Company, Inc. ("Hanover), a Delaware corporation, has authorized me to extend you the following offer for the acquisition by Hanover of Easton-Pacific and Riverside Mining Company ("Easton-Pacific"), a Montana corporation. As used herein, the proposed acquisition is sometimes referred to as the "Transaction."

1. The Transaction will be structured as an acquisition by Hanover of all of the issued and outstanding shares of capital stock of Easton-Pacific (the "Easton-Pacific Stock") in exchange for shares of common stock, par value $.0001 per share, of Hanover (the "Hanover Stock").

2. Hanover will issue 7,000,000 shares of Hanover Stock to the holders of Easton-Pacific Stock in the Transaction, and upon the closing of the Transaction Easton-Pacific will become a wholly-owned subsidiary of Hanover. Hanover will be responsible for paying Easton-Pacific's indebtedness upon the closing of the Transaction, which indebtedness consists primarily of amounts owed by Easton-Pacific to James Nierengarten. If acceptable to Mr. Nierengarten, Hanover is willing to issue shares of Hanover Stock to him in settlement of such indebtedness, which shares will be valued at the prevailing market price as of the date of issuance.

3. The Hanover Stock will be issued to the holders of the Easton-Pacific Stock in the Transaction pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"). The Hanover Stock will be freely transferable following such issuance; provided, however, that certain affiliates of Easton-Pacific will be required to enter into lock-up agreements as part of the Transaction, as discussed in paragraph 5 of this letter, which agreements will restrict their ability to transfer their shares of Hanover Stock for a specified period following the closing of the Transaction.

4. Counsel to Hanover will render an opinion in connection with the registration statement to be filed under the Securities Act, which opinion shall be redelivered at the closing of the Transaction, to the effect that the Transaction will qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

5. At the closing of the Transaction, the following holders of Easton-Pacific Stock, being those holders who own or control, or may be deemed to control, 20,000 or more shares of such stock, shall enter into lock-up agreements with Hanover substantially in the form of lock-up agreement annexed to this letter as Exhibit A: Richard J. Fisher, Kathleen Fisher, Ann Marie Fisher, Christopher Michael Fisher, Katherine Mary Fisher, Elizabeth E. Fisher, Lewis Fisher, Maura Jeanne Fisher, David M. Daniel, Karifico, James J. Nierengarten, Brenda M. Nierengarten, David J. Nierengarten, Lawrence A. Nierengarten, Richard D. Nierengarten, Robinson Bosworth III, Wendy R. Bosworth, Robinson Bosworth Jr. Family Trust, Keith
F. Hughes, Edward L. and Helen M. Maier, and Nicholas C. Wilson; PROVIDED, HOWEVER, that if any of the children of Richard J. Fisher reasonably believe that they must sell any of their shares of Hanover Stock in contravention of their lock-up agreement for the purpose of paying college
tuition expenses,   Hanover will, upon receipt of evidence supporting such
belief, waive the provisions of their lock-up agreement with respect to such sales.

6. At the closing of the Transaction, Richard J. Fisher shall be appointed to the board of directors of Hanover and shall be entitled to receive such benefits, if any, as are accorded directors of Hanover generally.

7. The closing of the Transaction shall occur no later than June 30, 1997. The closing shall be specifically conditioned on the following:

     (a) Approval by the board of directors of Hanover of a definitive agreement governing the proposed Transaction (the "Transaction Documents").

     (b) The filing by Hanover of an effective registration statement under the Securities Act (which registration statement may take the form of a post-effective amendment to its registration statement on Form S-1 declared effective by the Securities and Exchange Commission on September 3, 1996) with respect to the shares of Hanover Stock to be issued in the Transaction.

     (c) Approval by the board of directors and shareholders of Easton-Pacific of the Transaction and of the Transaction Documents, which approval, in the case of Easton-Pacific's shareholders, shall be obtained at a special meeting of shareholders called for such purpose and which shall be predicated on a written prospectus/proxy statement to be prepared by counsel to Hanover and substantially meeting the requirements of Form S-4 under the Securities Act and Schedule 14A adopted under the Securities Exchange Act of 1934.

     (d) The delivery of the opinions of counsel referred to in paragraph 4 of this letter.

     (e) The delivery by Hanover of the written guaranty of N. A. Degerstrom ("Degerstrom") substantially in the form of annexed to this letter as Exhibit B, evidencing Degerstrom's unconditional agreement to pay Hanover's obligations to the landowner-lessees of its mining claims for the period commencing January 1, 1997 and ending June 30, 1998 in the event Hanover is unable, for any reason, to pay such obligations.

     (f) The delivery by the holders of five percent (5%) or more of Easton-Pacific Stock of irrevocable proxies appointing James A. Fish and Neal A. Degerstrom, and each of them as such person's proxy, with full power of substitution, to vote the shares of Hanover Stock held by such person for approval of the nominees to the board of directors of Hanover recommended by Degerstrom at any annual or special meeting of Hanover called or held during the two-year period following the closing of the Transaction.

     (g) The absence of any material change in the condition, financial or otherwise, or outstanding capital stock of Easton-Pacific during the period commencing with the date of this letter and ending on the closing of the Transaction.

     (h) The receipt by the board of directors of Easton-Pacific of an opinion of a financial consultant or advisor selected by Easton-Pacific (which selection shall be concurred in by Hanover) to the effect that the Transaction is fair from a financial point of view to Easton-Pacific and its shareholders.

8. As a condition to moving forward with the preparation and filing of the registration statement under the Securities Act and the preparation of proxy materials to be used in conjunction with the special meeting of stockholders of Easton-Pacific, each holder of five percent (5%) or more of Easton-Pacific Stock shall, within ten days of the acceptance of this offer by Easton-Pacific's board of directors, execute and deliver to Easton-Pacific (with copies to Hanover) irrevocable proxies substantially in the form annexed to this letter as Exhibit C appointing James Nierengarten and David Daniels, and each of them as such person's proxy, with full power of substitution, to vote the shares of Easton-Pacific Stock held by such person for approval of the Transaction at the special meeting called for such purpose, including any adjournment or postponement thereof.

9. The costs and expenses of the Transaction, including the costs and expenses of counsel to Hanover and Easton-Pacific, and accounting costs, shall be borne by Hanover.

10. This letter and the terms and conditions of the offer contained herein are confidential. Neither this letter nor such terms and conditions shall not be disclosed by Easton-Pacific to any person, other than its executive officers, directors and counsel, without the prior written consent of Hanover.

11. Unless accepted prior thereto, this offer will expire at 6:00 p.m., Spokane time, on Friday, March 7, 1997.

                                *    *    *

This letter supersedes and replaces all prior agreements or understanding of every kind or nature between Hanover and Easton-Pacific.

If the foregoing terms and conditions are accepted by Easton-Pacific, please so signify by signing in the space provided below and returning one copy of this letter to Hanover by facsimile at (208) 769-7969.

Very truly yours,

HANOVER GOLD COMPANY, INC.

/s/ Neal A. Degerstrom
----------------------------------
its duly authorized signatory

ACCEPTED AND AGREED to by Easton-Pacific and Riverside Mining Company by order of its board of directors this 10th day of March, 1997.

/s/ David M. Daniel
----------------------------------
its duly authorized signatory

                                        EXHIBIT A TO HANOVER LETTER
                                        TO EASTON-PACIFIC

                         LOCK-UP AGREEMENT


__________ __, 1997

Hanover Gold Company, Inc.
1000 Northwest Boulevard, Suite 100
Coeur d'Alene, Idaho 83814

Attention:     James A. Fish
               President and Chief Executive Officer

Gentlemen:

I am an Easton-Pacific Selling Stockholder as such term is defined in that certain joint proxy statement/prospectus which comprises a portion of a registration statement on Form S-_, Commission File No. 33-____ (the "Registration Statement") filed by Hanover Gold Company, Inc. (the "Company"), a Delaware corporation, under the Securities Act of 1933, as amended (the "Securities Act"), relating to, inter alia, the issuance of shares of the common stock of the Company, par value $.0001 (the "Common Stock"), to me and other Easton-Pacific Selling Stockholders in exchange for our shares of capital stock of Easton-Pacific.

In consideration of the issuance by the Company of such shares of Common Stock to me, I hereby agree that I will not, directly or indirectly, offer, sell, grant any options to purchase or otherwise dispose of my such shares, except as follows:

1. I may transfer any number of my shares to my children or relatives, by gift or otherwise, and may also transfer any number of my shares in a private sale, provided, in each case, that any such shares shall continue to be subject to the restrictions set forth in this agreement. As used in this agreement, the term "private sale" shall be defined to mean any non-public sale effected by me and the purchaser of my shares, without the assistance or intervention of a securities broker or dealer, which occurs outside the medium of the Nasdaq SmallCap Market or any other securities exchange or secondary market on which shares of the Company's Common Stock are traded or prices therefor are quoted.

2. For a period of six months from and after the date the Registration Statement is declared effective by the Securities and Exchange Commission (the "Effective Date"), I will not sell or otherwise dispose of any shares, other than as permitted by paragraph 1 above.

3. For a period of six months commencing six months following the Effective Date, I will not sell or otherwise dispose of more than fifty percent (50%) of my shares, other than as permitted by paragraph 1, above (provided I am not then deemed to be an affiliate of the Company and may do so under the Securities Act).

4. For a period of six months commencing twelve months following the Effective Date, I will not sell or otherwise dispose of more than an additional fifty percent (50%) of my shares, other than as permitted by paragraph 1, above (provided I am not then deemed to be an affiliate of the Company and may do so under the Securities Act), it being understood and agreed that any unsold shares that were permitted to be sold pursuant to paragraph 3 above may be aggregated with the shares permitted to be sold pursuant to this paragraph 4 and sold, resulting in maximum aggregate sales of all of the shares that I own (provided I am not then deemed to be an affiliate of the Company and may do so under the Securities Act).

5. I understand that this agreement is binding upon me and my heirs, personal representatives, successors, transferees and assigns.

6. I understand that this agreement shall take effect upon the date it is executed and shall continue for a term of one years and six months.

7. The Company has represented to me that agreements similar to this agreement were signed by certain other selling stockholders of the Company (consisting of the Company's directors, all of the members of the Schmid family and substantially all of the members of the Degerstrom group of stockholders) in September of 1996, and that, pursuant to such agreements, all of such persons have agreed to limit the number of shares of Common Stock they may resell during an eighteen-month period commencing September 3, 1996 pursuant to an effective registration statement on Form S-1 filed under the Securities Act (Commission File No. 33-3882) with respect to such shares. My performance under this agreement is expressly conditioned on the truthfulness and accuracy of this representation. If such lock-up agreements are terminated for any reason, the Company shall give notice of such termination to me and the other Easton-Pacific Selling Stockholders, and this lock-up agreement and the lock-up agreements to which the other Easton-Pacific Selling Stockholders are a party shall likewise be deemed terminated and of no further force or effect.

8. The Company hereby agrees to indemnify me and the other Easton-Pacific Selling Stockholders for certain liabilities, including liabilities arising under the Securities Act, in conjunction with the offer and sale of the shares by the Easton-Pacific Selling Stockholders pursuant to the Registration Statement. I understand that, insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing, or to directors, officers and controlling persons of the Company pursuant to applicable provisions of the Delaware General Corporation Law and the Company's bylaws, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, Easton-Pacific Selling Stockholder or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer, Easton-Pacific Selling Stockholder or controlling person in connection with the shares being registered pursuant to the Registration Statement, the Company will, unless in the opinion of its counsel such matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and I agree to be governed by the final adjudication of such issue.

Very truly yours,



________________________________
Signature of Easton-Pacific
Selling Stockholder


________________________________
________________________________
________________________________
________________________________
Please print name and address

Accepted and Agreed:

Hanover Gold Company, Inc.


________________________________
its duly authorized officer

                                        EXHIBIT B TO HANOVER LETTER
                                        EASTON-PACIFIC


                               GUARANTY

     The undersigned, Neal A. Degerstrom ("Degerstrom"), hereby guarantees, on the terms and subject to the conditions set forth herein, the payment when due of any and all indebtedness or liability of Hanover Gold Company, Inc. ("Hanover"), a Delaware corporation, arising under the terms of those various leases, lease option agreements and purchase contracts pertaining to various mining claims and interests located in the Alder Gulch area of the Virginia City Mining District in southwestern Montana entered into by and between Hanover (or its predecessors in interest, Hanover Resources, Inc. and Group S Limited), as lessee or purchaser, and the landowner-lessors or sellers of such claims.

     This guaranty shall continue until September 7, 1998, being eighteen
(18) months from the date of that certain letter agreement by and between Hanover and Easton-Pacific and Riverside Mining Company ("Easton-Pacific") providing for the acquisition by Hanover of all of the issued and outstanding shares of capital stock of Easton-Pacific in exchange for shares of common stock of Hanover. Following such date, this guaranty shall be deemed to be of no further force of effect whatsoever.

     The aggregate indebtedness or liability of Hanover hereby guaranteed by Degerstrom shall not exceed $2,891,210.

     As consideration for this guaranty, Hanover has agreed to issue Degerstrom four-year options to purchase 2,628,373 shares of Hanover's common stock, which options are exercisable at $1.10 per share. It is specifically understood and agreed that if Degerstrom makes any payments pursuant to this guaranty, the amount of such payments shall be credited toward the exercise price of such options.

     Hanover represents and warrants to Easton-Pacific that Hanover will not offer or sell, nor offer to sell any of its securities to Degerstrom or to anyone affiliated, directly or indirectly, with Degerstrom at a price less than 85% of the then prevailing market price of such securities.

     This guaranty is delivered in conjunction with, and as partial consideration for, the closing of the transaction evidenced by that certain agreement, dated as of March 7, 1997, by and between Hanover and Easton-Pacific and Riverside Mining Company.

     DATED this ________ __, 1997.


                                   /s/ Neal A. Degerstrom
                                   ---------------------------------------

                                        EXHIBIT C TO HANOVER LETTER
                                        EASTON-PACIFIC


                          IRREVOCABLE PROXY

     The undersigned hereby (i) constitutes and appoints James Nierengarten and David Daniels, and each of them, the undersigned's attorney-in-fact and proxy to vote all of the shares of capital stock of Easton-Pacific and Riverside Mining Company (the "Company"), a Montana corporation, owned of record by the undersigned at the special meeting of shareholders of the Company to be held for the purpose of approving the acquisition of the Company by Hanover Gold Company, Inc. (the "Transaction"), and any adjournment(s) or postponement(s) thereof, and (ii) instructs such attorneys-in-fact and proxies to vote all of said shares of capital stock of the undersigned for approval of the Transaction.

     The undersigned acknowledges that this proxy is given in consideration of the Transaction, and that it is coupled with an interest. This proxy may not be revoked by the undersigned.


     DATED: _____________, 1997


                              ______________________________________
                              Signature of Shareholder


                              ______________________________________
                              Additional Signature, if Jointly Owned